                                                                   Exhibit 10.27

                               WATERS CORPORATION
                           2003 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

         THIS AGREEMENT dated as of <<GRANT DATE>> between Waters Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), and <<NAME>> (the "Optionee"), a director of Waters Corporation.

         1. GRANT OF OPTION. Pursuant and subject to the Company's 2003 Equity Incentive Plan (as the same may be amended from time to time, the "Plan"), the Company grants to you, the Optionee, an option (the "Option") to purchase from the Company all or any part of a total of <<OPTIONS GRANTED>> shares (the "Optioned Shares") of the common stock, par value $.01 per share, in the Company (the "Stock"), at a price of $<<OPTION PRICE>> per share. The Grant Date of this Option is as of <<GRANT DATE>>.

         2. CHARACTER OF OPTION. This Option is not intended to be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         3. DURATION OF OPTION. Subject to the following sentence, this Option shall expire at 5:00 p.m. ET on the 10th anniversary of the Grant Date. However, if your employment or other association with the Company and its Affiliates ends before that date, this Option shall expire at 5:00 p.m. ET on the date specified in the preceding sentence or, if earlier, the date specified in whichever of the following applies :

                  (a) If the termination of your employment or other association is on account of your retirement, death or disability, the first anniversary of the date your employment or other association ends.

                  (b) If the termination of your employment or other association is due to any other reason, the first anniversary of the date your employment or other association ends.

         4. EXERCISE OF OPTION.

         No portion of the Option is vested as of the date hereof. For the next five years, on each anniversary of the date hereof, 20% of the Option granted hereunder will vest and such vested portion of the Option will be exercisable. Subject to the terms of the Plan, however, during any period that this Option remains outstanding after your employment or other association with the Company and its Affiliates ends, you may exercise it only to the extent it was exercisable immediately prior to the end of your employment or other association.

                  (b) The procedure for exercising this Option is described in
Section 7.1(g) of the Plan. You may pay the exercise price due on exercise by
(i) cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, (ii) to the extent permitted by applicable law, through and under the terms and conditions of any formal cashless exercise program authorized by the Company.

         5. TRANSFER OF OPTION. You may not transfer this Option except by will or the laws of descent and distribution, and, during your lifetime, only you may exercise this Option.

         6. INCORPORATION OF PLAN TERMS. This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to the provision for acceleration of vesting of this Option set forth in Section 8 (Adjustment Provision) and the limitations on the Company's obligation to deliver Optioned Shares upon exercise set forth in Section 9 (Settlement of Awards).

         7. MISCELLANEOUS. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of you. Capitalized terms used but not defined herein shall have the meaning assigned under the Plan. This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument.

         8. TAX CONSEQUENCES. The Company makes no representation or warranty as to the tax treatment to you of your receipt or exercise of this Option or upon your sale or other disposition of the Optioned Shares. You should rely on your own tax advisors for such advice.

         IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

WATERS CORPORATION

By:   Douglas A. Berthiaume
Title:  Chairman, President and Chief Executive Officer



Electronic Signature of Optionee

-----------------------------------
<<NAME>>